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                                                                    EXHIBIT 10.9



                           CROSS TIMBERS OIL COMPANY



                           1998 STOCK INCENTIVE PLAN



                        Amended as of February 15, 2000



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                           CROSS TIMBERS OIL COMPANY

                           1998 STOCK INCENTIVE PLAN


                              ARTICLE 1. GENERAL

     Section 1.1 Purpose. The purposes of this 1998 Stock Incentive Plan (the "Plan") are to: (1) associate the interests of the management of CROSS TIMBERS OIL COMPANY and its subsidiaries and affiliates (collectively referred to as the "Company") closely with the stockholders to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (2) provide management with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (3) maintain competitive compensation levels thereby attracting and retaining highly competent and talented directors and employees; and (4) provide an incentive to management for continuous employment with the Company. Certain capitalized terms are defined in Section 6.7.

     Section 1.2.  Administration.

          (a) The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), as constituted from time to time, consisting of two or more members who shall each be an Outside Director appointed by the Board of Directors.

          (b) The Committee shall have the authority in its sole discretion and from time to time to:

               (i) designate the executive employees (as defined in Section 1.3) of the Company eligible to participate in the Plan;

               (ii) grant Awards provided in the Plan in such form and amount as the Committee shall determine;

               (iii) impose such limitations, restrictions and conditions, not inconsistent with this Plan, upon any such Award as the Committee shall deem appropriate; and

               (iv) interpret the Plan and any agreement, instrument or other document executed in connection with the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

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          (c)   Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be final, conclusive and binding upon all persons, including the Company, any participant, any stockholder of the Company and any employee. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

     Section 1.3. Eligibility for Participation. Participants in the Plan shall be selected by the Committee from the executive employees of the Company or its Subsidiaries. For the purposes of this Plan, (i) the term "executive employee" shall include only employees who are officers, or who are determined by the Committee, in its discretion, to be key professional, managerial, administrative, or technical employees or supervisors, and (ii) the term "Subsidiary" means any corporation or other entity of which at least 50% of the voting securities are owned by the Company directly or through one or more other corporations, each of which is also a Subsidiary. With respect to non-corporate entities, Subsidiary shall mean an entity managed or controlled by the Company or any Subsidiary and with respect to which the Company or any Subsidiary is allocated more than half of the profits and losses thereof.

     Section 1.4. Types of Awards Under the Plan. Awards under the Plan may be in the form of any one or more of the following:

          (i)   Stock Options, as described in Article II;

          (ii)  Incentive Stock Options, as described in Article III; and/or

          (iii) Performance Shares, as described in Article IV.

Awards under the Plan shall be evidenced by an Award Agreement between the Company and the recipient of the Award, in form and substance satisfactory to the Committee, and not inconsistent with this Plan. Award Agreements may provide such vesting schedules for Stock Options and Incentive Stock Options, performance targets for Performance Shares, and such other terms, conditions and provisions as are not inconsistent with the terms of this Plan. Subject to the express provisions of the Plan, and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Award Agreements, or accept the surrender of outstanding Awards and authorize the granting of new Awards in substitution therefor. However, except as provided in this Plan, no modification of an Award shall impair the rights of the holder thereof without his consent.

     Section 1.5.  Aggregate Limitation on Awards.

          (a) The maximum number of shares of Common Stock which may be issued pursuant to Awards issued under the Plan shall be 6,000,000, of which 3,000,000 may be issued as Performance Shares. In the aggregate with any other stock incentive plan of the Company, the Company may not grant Options or Performance Shares such that the total

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     number of shares of Common Stock subject to outstanding Options and unvested Performance Shares exceeds 6% of the total number of shares of Common Stock that the Company has issued and are outstanding at the time any grants are made. In addition, the maximum number of shares that may be issued to any individual hereunder pursuant to Options or Performance Shares issued hereunder during any one year shall be 600,000 and 300,000, respectively, and the maximum number that may be issued to any individual pursuant to Options or Performance Shares issued hereunder during the life of the Plan shall be 1,200,000 and 600,000, respectively.

          (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan in total or to any individual:

               (i) only the net shares issued (e.g., excluding shares delivered or withheld for payment of an Option exercise or for tax withholding requirements) under the Plan shall be counted when issued upon exercise of a Stock Option or Incentive Stock Option or vesting of Performance Shares;

               (ii) only the net shares issued as Performance Shares shall be counted as issued (shares reacquired by the Company because of failure to achieve a performance target or failure to become fully vested for any other reason shall again be available for issuance under the
          Plan); and

               (iii) any shares of Common Stock subject to a Stock Option or Incentive Stock Option which for any reason is terminated, unexercised or expires shall again be available for issuance under the Plan.

      Section 1.6.  Effective Date and Term of Plan.

          (a) The Plan shall become effective on the date adopted by the Board of Directors, subject to approval by the holders of a majority of the votes of shares of Common Stock and Preferred Stock present in person or represented by proxy and entitled to vote at the Annual Meeting of stockholders of the Company held in 1998.

          (b) No Awards shall be made under the Plan after the tenth anniversary of the effective date of this Plan; provided, however, that the Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

      Section 1.7. Transferability. The Committee may, in its discretion, authorize all or a portion of the Stock Options to be granted under Article II or the Performance Shares to be granted under Article IV to be on terms which permit transfer by the recipient of such a grant to (i) the spouse, children or grandchildren of the recipient ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which (a) the

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recipient, (b) such Immediate Family Members, (c) corporations, the only owners of which are such Immediate Family Members or the recipient, or (d) trusts whose only beneficiaries are such Immediate Family Members or the recipient, are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Stock Options or Performance Shares are granted must be approved by the Committee, and must expressly provide for the transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Stock Options or Performance Shares shall be prohibited except by will or by the law of descent and distribution. Following transfer, such Stock Options or Performance Shares shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 2.2 and
4.1 hereof, the terms "Optionee" and "participant," respectively, shall be deemed to refer to the transferee. The events of termination of employment of Sections 2.7 and 4.7 hereof shall continue to be applied with respect to the original Optionee and participant, respectively, following which the Stock Options shall be exercisable by the transferee only to the extent and for the periods specified in Section 2.7, and Performance Shares shall vest only to the extent provided in the Award Agreement.

                           ARTICLE II. STOCK OPTIONS

     Section 2.1. Award of Stock Options. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more options to purchase the number of shares of Common Stock ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

     Section 2.2. Stock Option Agreements. The grant of a Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the Optionee, stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

     Section 2.3. Stock Option Price. The option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be not less than 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted.

     Section 2.4. Term and Exercise. A Stock Option may be exercised during the Option Term and may be subject to such vesting schedule as the Committee may provide in an Award Agreement. No Stock Option shall be exercisable after the expiration of its Option Term.

     Section 2.5. Manner of Payment. Each Award Agreement providing for a Stock Option shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the option price for such shares with cash. Unless otherwise provided in the Award Agreement, the Optionee may also pay to the Company, in full, the

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option price with Common Stock owned by the Optionee on the date of exercise or
Common Stock acquired pursuant to such exercise, valued at the fair market value of a share of Common Stock on the date the Stock Option is exercised, provided that the Optionee provides satisfactory evidence, in the opinion of the Secretary or any Assistant Secretary of the Company, that the Optionee directly owns on the date of exercise shares of Common Stock sufficient to pay the option price, and that the Optionee has owned such shares for at least six months.

     Section 2.6. Delivery of Certificates. As soon as practicable after exercise of the Stock Option and receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

     Section 2.7. Death, Retirement and Termination of Employment of Optionee. Unless otherwise provided in an Award Agreement or otherwise agreed to by the
Committee:

          (a) Upon the death of the Optionee, any Stock Option to the extent exercisable on the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both (i) the remaining Option Term and
     (ii) one year after such death. The provisions of this Section shall apply notwithstanding that the Optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of termination of the Optionee's employment.

          (b) Upon termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may exercise any Stock Option to the extent exercisable on the date of termination of the Optionee's employment, provided such option exercise occurs within both (i) the remaining Option Term and (ii) one year (in the case of permanent disability) or three months (in the case of retirement) after such termination.

          (c) In the event of the termination of the Optionee's employment for cause (as determined by the Committee), all Stock Options shall terminate immediately upon the termination of the Optionee's employment.

          (d) Upon termination of the Optionee's employment by reason other than death, disability or cause (as each is determined by the Committee), the Optionee may exercise any Stock Option, to the extent exercisable on the date of termination of the Optionee's employment, provided such option exercise occurs within both (i) the remaining Option Term and (ii) 30 days of the date of termination.

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                     ARTICLE III.  INCENTIVE STOCK OPTIONS

     Section 3.1. Award of Incentive Stock Options. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Code) ("Incentive Stock Options") to purchase the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of all classes of stock of the Company or its subsidiaries, unless the Incentive Stock Options (i) have an exercise price of 110% of the fair market value of the Common Stock on the date of grant, and (ii) the Option Term may not be longer than five years.

     Section 3.2. Incentive Stock Option Agreements. The grant of an Incentive Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the Optionee, stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby and in such form as the Committee may from time to time determine.

     Section 3.3. Incentive Stock Option Price. The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be not less than 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

     Section 3.4. Term and Exercise. Each Incentive Stock Option may be exercised during the Option Term and may be subject to such vesting schedule as the Committee may provide in an Award Agreement. No Incentive Stock Option shall be exercisable after the expiration of its Option Term.

     Section 3.5. Maximum Amount of Incentive Stock Option Grant. The aggregate fair market value (determined on the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options first become exercisable by an Optionee during any calendar year (under all plans of the Optionee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

     Section 3.6.  Death of Optionee.

          (a) Upon the death of the Optionee, any Incentive Stock Option to the extent exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both (i) the remaining Option Term and (ii) one year after the Optionee's death.

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          (b)  The provisions of this Section shall apply notwithstanding that the Optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of termination of the Optionee's employment.

     Section 3.7. Retirement or Disability. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Committee, upon the termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may exercise any Incentive Stock Option, to the extent exercisable on the date of termination of the Optionee's employment, provided such option exercise occurs within both (i) the remaining Option Term and (ii) one year (in the case of permanent disability) or three months (in the case of retirement) after such termination. Notwithstanding the terms of an Award Agreement, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option shall not be available to an Optionee who exercises any Incentive Stock Options more than (i) one year after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

     Section 3.8. Termination for Other Reasons. Except as provided in Sections
3.6 and 3.7 or except as otherwise determined by the Committee in an Award Agreement, all Incentive Stock Options shall terminate immediately upon the termination of the Optionee's employment.

     Section 3.9. Applicability of Stock Options Section. Sections 2.5, Manner of Payment, and 2.6, Delivery of Share Certificates, applicable to Stock Options, shall apply equally to Incentive Stock Options. Said Sections are incorporated by reference in this Article III, as though fully set forth herein.

                     ARTICLE IV.  PERFORMANCE SHARE AWARDS

     Section 4.1. Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a participant may be granted Performance Shares. Certificates representing Performance Shares shall be issued to the participant effective as of the date of the Award. A holder of Performance Shares shall have such voting, dividend and other rights of stockholders of the Company as shall be provided in the Award Agreement.

     Section 4.2. Amount of Award. The Committee shall establish a maximum amount of a participant's Award, which amount shall be denominated in shares of Common Stock.

     Section 4.3. Communication of Award. Written notice of the maximum amount of a participant's Award and the Performance Cycle determined by the Committee, if any, shall be given to a participant as soon as practicable after approval of the Award by the Committee. The grant of Performance Shares shall be evidenced by a written Award Agreement, executed by the Company and the recipient of Performance Shares, in such form as the Committee may from time to time determine, providing for the terms of such grant.

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     Section 4.4. Amount of Award Payable. Performance Shares may be granted based upon past performance or future performance. In addition to any other restrictions the Committee may place on Performance Shares, the Committee may, in its discretion, provide that Performance Shares shall vest upon the satisfaction of performance targets to be achieved during an applicable Performance Cycle. Failure to satisfy the performance targets may result, in the Committee's discretion as set forth in an Award Agreement, in the forfeiture of the Performance Shares by the participant and the return of such shares to the Company or have any other consequence as determined by the Committee. Performance targets established by the Committee may relate to corporate, group, unit or individual performance and may be established in terms of market price of Common Stock, cash flow or cash flow per share, reserve value or reserve value per share, net asset value or net asset value per share, earnings, or such other measures or standards determined by the Committee. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weight in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. Certificates representing Performance Shares shall bear a legend restricting their transfer and requiring the forfeiture of the shares to the Company if any performance targets or other conditions to vesting are not met. The Committee may also require a participant to deliver certificates representing unvested Performance Shares to the Company in escrow until the Performance Shares vest. Notwithstanding the discretion allocated to the Committee under this Section 4.4, any award of Performance Shares to the Chief Executive Officer or any other named executive officer, as listed in the prior year's proxy statement, will comply with the requirements for qualified performance-based compensation under Section 162(m) of the Code and the Treasury regulations promulgated thereunder.

     Section 4.5. Adjustments. At any time prior to vesting of a Performance Share, the Committee may adjust previously established performance targets or other terms and conditions to reflect events such as changes in laws, regulations or accounting practice, or mergers, acquisitions, divestitures or any other event determined by the Committee.

     Section 4.6. Payments of Awards. Following the conclusion of each Performance Cycle, the Committee shall determine the extent to which performance targets have been attained and the satisfaction of any other terms and conditions with respect to vesting an Award relating to such Performance Cycle. Subject to the provisions of Section 6.3, to the extent the Committee determines Performance Shares have vested, the Company shall issue to the participant certificates representing vested shares free of any legend regarding performance targets or forfeiture in exchange for such participant's legended certificates. Upon election of the participant on the date of vesting, and upon approval by the Committee, the Company may purchase some or all of the participant's vested Performance Shares at the fair market value on the date the Committee determines that the Performance Shares have vested. Within seven business days after receipt of the participant's election, the Committee will inform the participant of its decision whether to approve the purchase of such Performance Shares.

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     Section 4.7. Termination of Employment. Unless the Award Agreement provides for vesting upon death, disability, retirement or other termination of employment, upon any such termination of employment of a participant prior to vesting of Performance Shares, all outstanding and unvested Awards of Performance Shares to such participant shall be canceled, shall not vest and shall be returned to the Company.

                         ARTICLE V.  AUTOMATIC GRANTS

     Section 5.1. Grant. Each director who is not an employee of the Company, its subsidiaries, affiliates and managers ("Non-Employee Director") shall be granted, on the date on which he or she is initially elected or appointed a director of the Company, a Stock Option to purchase 2,700 shares of Common Stock for the fair market price on the date of such grant, for an Option Term of ten years. Thereafter, on the first business day following the Annual Meeting of Stockholders of each subsequent year in which the Non-Employee Director is still serving as a director (whether or not such Non-Employee Director's term has been continuous), he or she shall automatically be granted a Stock Option to purchase an additional 2,700 shares of Common Stock for the fair market price on the date of such grant for an Option Term of ten years. In lieu of the above grants, any Non-Employee Director that is an advisory director appointed by the Board of Directors shall be granted Stock Options to purchase 1,350 shares of Common Stock at the same time, and upon the same terms and conditions as would be granted to the other Non-Employee Directors under this Section 5.1.

     Section 5.2. Applicable Provisions. The provisions of Section 2.7(a) relating to the death of an Optionee shall apply to options granted to Non-Employee Directors under Section 5.1, and the Committee may not agree to the contrary in an Award Agreement or otherwise. The provisions of Subsections 2.7(b), (c) and (d) relating to disability and other termination of employment shall not apply to options granted under Section 5.1.

     Section 5.3. Continuation as Director. In the event a Non-Employee Director stands for re-election as a director of the Company but fails to be re-elected, such failure shall not affect the Stock Options granted under this Article V. In all other events where a Non-Employee Director does not continue as a director of the Company (except for death), the Non-Employee Director may thereafter exercise only those Stock Options that were exercisable upon the date that he or she ceased to be a director and only during the period occurring within two years after such date (but not after the expiration of the Option Term).

     Section 5.4. Effect of Prior Plans. Prior stock incentive plans of the Company have provided for similar automatic grants to the Non-Employee Directors, but it is the intent of the Company that duplicate automatic grants shall not be made.

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                          ARTICLE VI.  MISCELLANEOUS

     Section 6.1. General Restriction. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an Award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     Section 6.2. Non-Assignability. Except as permitted by Section 1.7 hereof, no Award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution, and during the life of the recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative.

     Section 6.3. Withholding Taxes. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company in cash amounts sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificates for such shares. Alternatively, the Company may allow the participant to submit shares of Common Stock to satisfy the withholding requirement or may issue, transfer or vest only such number of shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

     Section 6.4. Right to Terminate Employment. Nothing in the Plan or in any Agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

     Section 6.5. Non-Uniform Determinations. The Committee's determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     Section 6.6. Rights as a Stockholder. The recipient of any Award under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him (except as to Performance Shares as provided under Section 4.1).

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     Section 6.7. Definitions. In this Plan the following definitions shall apply:

          (a) "Award" shall mean a grant of Stock Options, Incentive Stock Options or Performance Shares under the Plan.

          (b)  "Change in Control" means any one of the following:

               (i) "Continuing Directors" no longer constitute a majority of the Board of Directors of the Company; the term "Continuing Director" means any individual who is a member of the Board of Directors of the Company on the date hereof or was nominated for election as a director by, or whose nomination as a director was approved by, the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors;

               (ii) any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) together with his or its affiliates, becomes the beneficial owner, directly or indirectly, of 25% or more of the voting power of the Company's then outstanding securities entitled generally to vote for the election of the Company's directors;

               (iii) the merger or consolidation to which the Company is a party if the shareholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the combined voting power to vote for the election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation; or

               (iv) the sale of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company.

          (c)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Common Stock" shall mean shares of stock which may be issued under the Plan that are authorized and unissued or treasury shares of common stock, par value of one cent, of the Company.

          (e) "Fair market value" as of any date and in respect of any share of Common Stock means the average of the high and low sales price on such date or on the next business day, if such day is not a business day, or if no trading occurred on such day, then on the first day preceding such day on which trading occurred, of a share of Common Stock traded on

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     the New York Stock Exchange or any other public securities market selected by the Committee, provided that, if shares of Common Stock shall not have been traded on the New York Stock Exchange or other public securities market for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

          (f)  "Option" means a Stock Option or Incentive Stock Option.

          (g) "Optionee" shall mean the holder of a Stock Option or an Incentive Stock Option.

          (h) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option or Incentive Stock Option.

          (I) "Option Term" shall mean a period of ten years from the date of grant thereof in which an Option may be exercised, unless a shorter period is provided by the Committee or by another Section of this Plan.

          (j) "Outside Director" means a director of the Company who (i) is not a current employee of the Company; (ii) is not a former employee of the Company who receives compensation from the Company for prior services (other than benefits under a tax-qualified retirement plan); (iii) has not been an officer of the Company; (iv) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director; and (v) does not possess an interest in a transaction, or is engaged in a business relationship, that would require disclosure under
     Item 404(a) or (b) of Regulation S-K promulgated by the Securities and Exchange Commission.

          (k) "Performance Cycle" means the period of time, if any, as specified by the Committee over which Performance Shares are vested.

     Section 6.8. Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence.

     Section 6.9. Newly Eligible Employees. The Committee shall be entitled to make such rules, regulations, determinations and Awards as it deems appropriate in respect of any employee who

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

becomes eligible to participate in the Plan or any portion thereof after the commencement of an Award or incentive period.

     Section 6.10. Adjustments.

          (a) In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan as Options or Performance Shares and the limitations on the maximum number that may be issued to any individual during any one year or the life of the Plan, the number of shares of Common Stock subject to Options or Performance Shares theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.

          (b) In the event of a subdivision or consolidation of shares or other increase or reduction in the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then (i) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock purchasable pursuant to a Stock Option granted automatically pursuant to Section 5.1 after the date of increase, and the number of Performance Shares granted automatically pursuant to Section 5.1 after the date of such increase, shall be proportionately increased; and (ii) in the event of a decrease in the number of such shares outstanding, the number of shares of Common Stock purchasable pursuant to a Stock Option granted automatically pursuant to
     Section 5.1 after the date of decrease, and the number of Performance Shares granted automatically pursuant to Section 5.1 after the date of such decrease, shall be proportionately decreased.

          (c) Any such adjustment in outstanding Options will be made with a corresponding adjustment in the exercise price per share so that the total exercise price applicable to such Options will not change.

     Section 6.11. Changes in the Company's Capital Structure.

          (a) The existence of outstanding Options or Performance Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (b) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, (i) each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of shares of stock, other securities or consideration to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of the Company equal to the number of shares as to which such Option had been exercisable and (ii) unless otherwise provided by the Committee, the number of shares of Common Stock, other securities or consideration to be received with respect to unvested Performance Shares shall continue to be subject to the Award Agreement, including any vesting provisions thereof.

          (c) Except as herein provided, the issuance by the Company of Common Stock or any other shares of capital stock or securities convertible into shares of capital stock, for cash, property, services performed or other consideration, shall not adversely affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

     Section 6.12. Change in Control. If a Change in Control occurs while unvested Performance Shares or unexercised Options remain outstanding, the Committee shall waive any limitations set forth in this Plan or any Award Agreement with respect to such Option or Performance Share such that such Option shall become fully exercisable and such Performance Share shall vest upon a Change in Control.

     Section 6.13.  Amendment of the Plan.

          (a) The Committee may, without further action by the stockholders and without receiving further consideration from the participants, amend this Plan or condition or modify Awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

          (b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without stockholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan or to any individual (other than increases pursuant to Sections 6.10 and 6.11), or (ii) change the employees or class of employees eligible to participate in the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not, without the consent of a participant, adversely affect his or her rights under an Award previously granted to him or her.

     The undersigned hereby certifies that this is a true and correct copy of the Cross Timbers Oil Company 1998 Stock Incentive Plan, as adopted by the Company's Board of Directors on April 13, 1998, and the Company's stockholders on May 19, 1997, as amended.

                                   By:  Virginia Anderson
                                        ---------------------------------
                                        Virginia Anderson, Secretary

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